                                                                    Exhibit 10.6



                                   SUBLEASE
                                  (AU #91832)



                                By and Between

                            WELLS FARGO BANK, N.A.

                                      and

                          BUSINESS BANK OF CALIFORNIA



                            Subleased Premises for
                         Bank Branch Building Known As
                               16869 Main Street
                             Hesperia, California

                                   SUBLEASE

                                 (AU # 91832)


1.   Basic Sublease Information.
     --------------------------

     1.1  Basic Monthly Rent:           Three Thousand One Hundred Fifty-Five
          ------------------
                                        and 60/100 Dollars ($3,155.60)

     1.2  Broker(s):                    CB Commercial Real Estate Group, Inc. on
          ---------
                                        behalf of Sublandlord and Subtenant

     1.3  Building/Center:              16869 Main Street
          ---------------
                                        Hesperia, California
                                        (Sometimes referred to as 16871 Main
                                        Street)

     1.4  Commencement Date:            The earlier of (i) July 31, 2001 or (ii)
          -----------------
                                        the termination of the Sublease dated as of even date herewith between
                                        Sublandlord and Subtenant, relating to
                                        the parking area adjacent to the
                                        Subleased Premises.

     1.5  Contingency Removal Date:     November 15, 1997
          ------------------------

     1.6  Expiration Date:              The earlier of (i) July 31, 2001 or (ii)
          ---------------
                                        the termination of the Sublease dated as of even date herewith between
                                        Sublandlord and Subtenant relating to
                                        the parking area adjacent to the
                                        Subleased Premises.

     1.7  Landlord:                     Zoltan Schwartz and Anna Schwartz,
          --------
                                        Co-Trustees of the Schwartz Family Trust
                                        under Trust Instrument dated November 2,
                                        1992


     1.8  Lease:                        That certain Lease Dated November
          -----
                                        27, 1990 between Darleen Norris and Roy
                                        Norris, predecessors in interests to
                                        Landlord, as Lessor, and First
                                        Interstate Bank of California,
                                        predecessor in interest to Sublandlord,
                                        as Lessee, as amended by an Addendum to
                                        Lease dated November 27, 1990, copies of
                                        which are attached hereto as Exhibit A.
                                                                     ---------

     1.9  Permitted Use:                General banking business.
          -------------

     1.10 Rent commencement Date:       The earlier of (i) thirty (30) days
          ----------------------
                                        after the Commencement Date and (ii)
                                        January 1, 1998

     1.11 Security Deposit:             NONE
          ----------------

     1.12 Sublandlord:                  Wells Fargo Bank, N.A.; a national
          -----------
                                        banking association

     1.13 Sublandlord's Address:        Wells Fargo Bank, N.A.
          ---------------------
                                        Corporate Properties Group
                                        111 Sutter Street
                                        22/nd/ Floor
                                        San Francisco, CA 94104

     1.14 Sublease Term:                Approximately forty-four (44) months
          -------------
                                        commencing on the Commencement Date and
                                        ending, unless earlier terminated
                                        pursuant to the terms hereof, on the
                                        earlier of (i) July 31, 2001 or (ii) the termination of the Sublease dated as of even date herewith between Sublandlord and Subtenant, relating to the parking area adjacent to the Subleased Premises.

     1.15 Subleased Premises:           The building known as 16869 Main Street,
          ------------------
                                        Hesperia, California ("Building"),
                                        consisting of approximately five
                                        thousand one hundred fifty-two (5,152)
                                        square feet of space, and the land on
                                        which the Building is located. The
                                        Subleased Premises are the entire
                                        premises leased to Sublandlord under the Lease.

     1.16 Subtenant:                    Business Bank of California
          ---------

     1.17 Subtenant's Address and Telephone No.:
          -------------------------------------

                                        140 South Arrowhead Avenue
                                        San Bernardino, CA 92408
                                        Attn: Mr. Alan J. Lane
                                        Telephone No.: (909) 888-2265

     1.18 Subtenant's Percentage Share: One hundred percent (100%)
          ----------------------------

Exhibits: Exhibit A-  Lease
          Exhibit B-  Due to Diligence Materials
          Exhibit C-  Form of Lease Termination Letter

TABLE OF CONTENTS


                                                                            Page
1.   Basic Sublease Information............................................    1
     1.1  Basic Monthly Rent...............................................    1
     1.2  Broker (s).......................................................    1
     1.3  Building.........................................................    1
     1.4  Commencement Date................................................    1
     1.5  Contingency Removal Date.........................................    1
     1.6  Expiration Date..................................................    1
     1.7  Landlord.........................................................    1
     1.8  Lease............................................................    1
     1.9  Permitted Use....................................................    2
     1.10 Rent commencement Date...........................................    2
     1.11 Security Deposit.................................................    2
     1.12 Sublandlord......................................................    2
     1.13 Sublandlord's Address............................................    2
     1.14 Sublease Term....................................................    2
     1.15 Subleased Premises...............................................    2
     1.16 Subtenant........................................................    2
     1.17 Subtenant's Address and Telephone No.............................    2
     1.18 Subtenant's Percentage Share.....................................    2

2.   Demise; Conditions....................................................    3
     2.1  Demise...........................................................    3
     2.2  Acceptance of Subleased Premises.................................    4
     2.3  Conditions Precedent.............................................    5
     2.4  Failure of Conditions............................................    6
     2.5  Compliance with Laws.............................................    7

3.   Lease.................................................................    7
     3.1  Incorporation by Reference; Assumption...........................    7
     3.2  Assumption of Lease Obligations..................................    7
     3.3  No Assumption by Sublandlord.....................................    8
     3.4  Landlord Default; Consents.......................................    8
     3.5  Termination of Lease.............................................    8

4.   Rent..................................................................    8
     4.1  Basic Monthly Rent...............................................    9
     4.2  Additional Rental................................................    9
     4.3  Late Charges.....................................................    9

     4.4  Intentionally Omitted............................................    9

                                                                            Page
5.   Covenant of Quiet Enjoyment...........................................    9

6.   Hazardous Substances..................................................   10
     6.1  Definitions......................................................   10
     6.2  Compliance with Environmental Laws...............................   10
     6.3  Response to Environmental Claims.................................   10

7.   Intentionally Omitted.................................................   10

8.   Indemnity.............................................................   10

9.   Attorneys' Fees.......................................................   11

10.  No Encumbrance........................................................   11

11.  Assignment and Subletting.............................................   11
     11.1 Restriction on Assignment and Subletting.........................   11
     11.2 Determining Factors..............................................   11
     11.3 Consents.........................................................   12
     11.4 Profit Sharing...................................................   12

12.  Alterations...........................................................   13
     12.1 Alterations and Improvements by Subtenant........................   13
     12.2 Disposition on Termination.......................................   13

13.  Removal of Personal Property..........................................   13

14.  Holding Over..........................................................   14

15.  Liens.................................................................   14

16.  Maintenance and Repairs...............................................   14

17.  Insurance.............................................................   15
     17.1 Coverage.........................................................   15
     17.2 Policies.........................................................   15
     17.3 Subrogation......................................................   15
     17.4 Primary Coverage.................................................   16

18.  Events of Default.....................................................   16

19.  Remedies of Sublandlord on Default....................................   17
     19.1 Termination of Sublease..........................................   17

     19.2 Continue Sublease in Effect......................................   18

                                                                            Page
     19.3 Other Remedies...................................................   18

20.  Estoppel Certificates.................................................   18
     20.1 Obligation to Provide............................................   18
     20.2 Failure to Provide...............................................   19
     20.3 Financial Information............................................   19

21.  Real Estate Brokers...................................................   19

22.  Miscellaneous.........................................................   19
     22.1 Notices..........................................................   19
     22.2 Governing Law....................................................   19
     22.3 Exhibits.........................................................   20
     22.4 Waiver of Trial by Jury..........................................   20
     22.5 Prohibition on Solicitation of Sublandlord's Customers...........   20
     22.6 Signs............................................................   20
     22.7 Authority........................................................   21

     THIS SUBLEASE, dated as of October 24, 1997, is entered into by and between WELLS FARGO BANK, N.A., a national banking association ("Sublandlord") and BUSINESS BANK OF CALIFORNIA, a California state banking corporation ("Subtenant").

                                   RECITALS
                                   --------

     A. Darleen Norris and Roy Norris, predecessor in interest to Landlord, as lessor, and First Interstate Bank of California, predecessor in interest to Sublandlord, as lessee, entered into a written lease dated November 27, 1990, a copy of which is attached hereto as Exhibit A ("Lease"), covering premises
                                    ---------
described in the Lease.

     B. The Lease was amended on November 27, 1990, pursuant to an Addendum to Lease. Such Addendum to Lease is included in the reference to Lease.

     C. Subtenant desires to sublet all of the premises described in the Lease from Sublandlord on the terms and conditions contained in this Sublease.

     NOW, THEREFORE, in consideration of the premises subleased to Subtenant hereunder and the mutual covenants and conditions herein contained, Sublandlord and Subtenant agree as follows:

     2.   Demise; Conditions.
          ------------------

          2.1  Demise. Sublandlord hereby subleases to Subtenant and Subtenant
               ------
hereby hires from Sublandlord the Subleased Premises for the Sublease Term, subject to the terms, covenants and conditions set forth herein. Subtenant covenants that, as a material part of the consideration for this Sublease, it shall keep and perform each and all of such terms, covenants and keep and perform each and all of such terms, covenants and conditions by it to be kept and performed, and that this Sublease is made upon the condition of such performance. Subtenant acknowledges that Sublandlord's obligation to perform services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that the Landlord under the Lease satisfies those same obligations. Subtenant assumes and agrees to perform the tenant's obligations under the Lease during the Sublease Term to the extent such obligations are applicable to the Subleased premiss, except to the extent specifically contradicted herein. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Lease. In the event of any discrepancy between the square footage of the Subleased Premises set forth in the Lease and the square footage set forth herein, this Sublease shall govern.

          2.2  Acceptance of Subleased Premises. Subtenant agrees to accept the
               --------------------------------
Subleased premises in an "as is" condition including the teller counters, steel cabinetry, vaults and night-drop depository existing in the Building as of September 10, 1997. Without limiting the foregoing, Subtenant's rights in the Subleased Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Subleased premises and subject to all matters now or hereafter of record. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agent has made any representation or warranty as to:

               a. The present or future suitability of the Subleased Premises for the conduct of Subtenant's business;

               b.   the physical condition of the Subleased Premises;

               c.   the expenses of operation of the Subleased Premises;

               d. the safety of the Subleased premises, whether for the use of Subtenant or any other person, including Subtenant's employees, agents, invitees or customers;

               e. The compliance of the Subleased Premises with any applicable laws, regulations or ordinances; or

               f. Any other matter or thing affecting or related to the Subleased Premises.

Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein. Subtenant shall, prior to delivery of possession of the Subleased premises, inspect the Subleased Premises and become thoroughly acquainted with their condition. Subtenant acknowledges that the taking of possession of the Subleased Premises by Subtenant shall be conclusive evidence that the Subleased Premises were in good and satisfactory condition at the time such possession was taken. Subtenant specifically agrees that, except as specifically provided by laws in force as of the date hereof, Sublandlord has no duty to make any disclosures concerning the condition of the Building and the Subleased premises and/or the fitness of the Building and the Subleased Premises for Subtenant's intended use and Subtenant expressly waives any duty which Sublandlord might have to make any such disclosures; provided, however, nothing in this sentence shall relieve Sublandlord of any liability based on fraud by Sublandlord. Any information disclosed by Sublandlord is not intended and shall not be construed as a representation or warranty regarding the Subleased Premises. Subtenant further agrees that, in the event Subtenant subleases all or any portion of the Subleased Premises, Subtenant shall indemnify and defend Sublandlord (in accordance with Paragraph 8 hereof) for, from and against any matters which arise as a result of subtenant's failure to disclose any relevant information about the Building or the Subleased Premises to any subtenant or assignee. Subtenant shall comply with all laws and regulations relating to the use or occupancy of the subleased Premises, including, without limitation, making structural alterations or providing auxiliary aids and services to the Subleased Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. s 12101 et seq. (the "ADA"). Subtenant further agrees that all telephone and other
      -- ---
communication installation and use requirements shall be compatible with the Building and that Subtenant shall be solely responsible for all of its telephone and communication installation and usage costs.

     2.3  Conditions Precedent. The parties' obligations hereunder are expressly
          --------------------
conditioned upon the satisfaction of the following conditions precedent:

          a.   Landlord's Written consent. Within fifteen (15) days after
               --------------------------
execution of this sublease, Landlord's execution of a written consent to this Sublease, and satisfaction of any condition to this Sublease;

          b.   Financial Statements. Within five (5) days after execution of
               --------------------
this Sublease, delivery of Subtenant's most recent annual report (if any), financial statements or federal tax returns for the two (2) year period prior to the Commencement Date plus the current calendar year, including balance sheets and profit and loss statements, prepared in accordance with generally accepted accounting principles, consistently applied, a list of Subtenant's banking references, the social security numbers of Subtenant and the principals of Subtenant and any other information reasonably requested by Sublandlord, and within ten (10) days after receipt thereof Sublandlord's written approval thereof;

          c.   Authority. If requested by Sublandlord, within ten (10) days
               ---------
after execution of this Sublease, delivery to Sublandlord of (i) if Subtenant is a corporation, certified copies of Subtenant's Articles of Incorporation, Certificate of good Standing and a resolution of Subtenant's Board of Directors, certified by the corporate secretary of Subtenant, authorizing or ratifying the execution of this Sublease by Subtenant, or (ii) if Subtenant is a partnership, such partnership documents as Sublandlord may reasonably request to review, including, but not limited to, Subtenant's partnership agreement and any state filings establishing the identity and qualification of the partnership to transact business in the location in which the Subleased Premises are located, and the identity and authority of the partners of the partnership, and Sublandlord's approval of such organizational documents;

          d.   Physical Inspection. Subtenant's approval, on or before the
               -------------------
Contingency Removal Date, of the physical condition of the Subleased premises and any and all use permits, governmental approvals, bank regulatory approvals, environmental inspections, corporate approval s, title matters and other matters reasonably related to Subtenant's intended use of the Subleased Premises for the Permitted Use. Upon execution of this Sublease, Sublandlord shall provide Subtenant with an asbestos report and any building plans in Sublandlord's immediate possession relating to the Subleased Premises. Subtenant acknowledges receipt of the reports relating to the Subleased Premises which are listed on Exhibit B, attached hereto: Subtenant acknowledges that such disclosures are not intended and shall not be construed as a representation or warranty by Sublandlord regarding the condition of the Subleased premises;

          e.   Lease. The agreement between Landlord and Subtenant, on or before
               -----
the contingency Removal Date, on the terms of a direct lease for the Subleased Premises, commencing upon the expiration of the sublease Term; and

          f.   Satisfaction of Conditions for Parking Sublease. The satisfaction
               -----------------------------------------------
or waiver, on or before the Contingency Removal Date, of all conditions precedent set forth in Paragraph 2.3 of the Sublease dated as of even date herewith between Sublandlord and Subtenant, relating to the parking area adjacent to the Subleased Premises.

     2.4  Failure of Conditions. The conditions precedent specified in
          ---------------------
Paragraphs 2.3.b and

2.3.c run to the benefit of Sublandlord. The condition precedent specified in Paragraph 2.3.1 runs to the benefit of both parties, and sublandlord shall use commercially reasonable efforts to obtain Landlord's consent within the fifteen
(15) day period set forth in Paragraph 2.3.a. The conditions precedent specified in Paragraph 2.3 is not satisfied by the date specified in and in accordance with Paragraph 2.3, and the time period for the satisfaction of the condition is not extended or waived in writing by the party of parties to whom the benefit of the condition runs, then the party or parties to whom the benefit of the condition runs, shall have the right to terminate this Sublease in writing prior to or on the applicable date set forth in Paragraph 2.3 and neither Sublandlord nor Subtenant shall have any further obligations hereunder (except for Subtenant's indemnity obligations hereunder).

     2.5  Compliance with Laws. At its own expense, Subtenant shall procure,
          --------------------
maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Subtenant's use of the Subleased Premises.

  3. Lease.
     -----

     3.1 Incorporation by Reference; Assumption. All of the Sections and Articles of the Lease are incorporated into this Sublease with respect to the rights and obligations between Sublandlord and Subtenant as if fully set forth in this Sublease except for the following: Sections I; II; and III; Articles 1, 2, 3, 4, 5, 6, 7, 9, 12, 13, 14, 15, 17.B, 18, 19, 20, 21, 22, 24, 25, 26, 29,
30, 31, 32, 33, 34, 35, 36, and 37 of Article IV; and the Addendum to Lease.

Where applicable, reference in the Lease to Lessor shall mean Sublandlord and to Lessee shall mean Subtenant.

     If any provisions of this Sublease conflict with any portion of the Lease as incorporated herein, the terms of this Sublease shall govern.

     3.2  Assumption of Lease Obligations. Subtenant shall assume and perform to
          -------------------------------
Sublandlord the lessee's obligations under the Lease and perform to Sublandlord to the lessee's obligations under the Lease during the Sublease Term to the extent such obligations are applicable to the Subleased Premises. Subtenant shall pay to Sublandlord Subtenant's Percentage Share of operating expenses and taxes and any other sums payable by Sublandlord under the Lease not later than ten (10) days prior to the date any such amounts are due and payable by Sublandlord. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Lease.

     3.3  No Assumption by Sublandlord. Sublandlord does not assume the
          ----------------------------
obligations of the Landlord under the Lease. Subtenant acknowledges that Sublandlord's obligation to perform services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that the Landlord under the Lease satisfies those same obligations. With respect to the performance by Landlord of its obligations under the Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, on request in writing by Subtenant, and to use reasonable efforts to obtain the same from Landlord; provided, however, Sublandlord shall have no obligation to institute legal action against Landlord. Notwithstanding the foregoing, Sublandlord agrees to perform the obligations of Sublandlord as lessee under the Lease to the extent such obligations are not assumed by Subtenant hereunder.

     3.4  Landlord Default; Consents. Notwithstanding any provision of this
          --------------------------
sublease to the contrary, (i) Sublandlord shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Landlord under the Lease, and (ii) whenever the consent or approval of Sublandlord and Landlord is required for a particular act, event or transaction (A) any such consent or approval by Sublandlord shall be subject to the consent or approval of Landlord, and (B) should Landlord refuse to grant such consent or approval, under all circumstances, Sublandlord shall be released from any obligation to grant its consent or approval.

     3.5  Termination of Lease. If the Lease terminates under the specific
          --------------------
provisions under the Lease, this Sublease shall terminate, unless the Landlord elects to accept this Sublease as direct lease between Landlord and Subtenant, and the parties shall be relieved from all liabilities and obligations under this Sublease excepting obligations which have accrued as of the date of termination; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or by Sublandlord under the Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination. Subtenant acknowledges that as of the executive of this Sublease and satisfaction of all of the Conditions Precedent, Sublandlord will exercise its right to terminate the Lease effective as of July 31, 2001, by delivering to Landlord a termination notice in the form of Exhibit C, attached hereto.

  4. Rent.
     ----

     4.1  Basic Monthly Rent. As of the Rent Commencement Sate, Subtenant shall
          ------------------
pay the Basic Monthly Rent to Sublandlord without demand, deduction, set-off or counter claim, in advance on the first day of each calendar month during the Sublease Term. Notwithstanding the foregoing, Subtenant shall pay Sublandlord the Basic Monthly Rent due hereunder for the month of December, 1997 on or before the Contingency Removal Date, if this Sublease is still in full force and effect. In the event of a partial rental month, rent shall be prorated on the basis of a thirty (30) day month. All installments of Basic Monthly Rent shall be delivered to Sublandlord s address, or at such other place as may be designated in writing from time to time by Sublandlord, in lawful money of the United States and without deduction or offset for any cause whatsoever.

     4.2  Additional Rental. Commencing on the Rent commencement Date, Subtenant
          -----------------
shall be responsible for Subtenant's Percentage Share of all costs and expenses of every kind and nature which may be imposed, at any time, on Sublandlord with respect to the Subleased premises (except for base rent, as defined in the Lease) including, but not limited to, additional rent, common operating expenses, insurance premiums and tax costs. Subtenant shall be responsible for, and shall pay prior to delinquency, all taxes imposed upon, levied with respect to, or assessed against Subtenant's personal property and trade fixtures and the value of Subtenant's improvements, if any, to the subleased Premises. To the extent that such taxes are not separately assessed or billed to Subtenant, Subtenant shall pay the amount thereof as invoiced by Landlord or Sublandlord within then (10) days after submission of the invoice to Subtenant. As hereinafter used, "Rent" shall include Basic Monthly Rent and all additional charges to be paid by Subtenant pursuant to this Paragraph 4.2.

     4.3  Late Charges. The parties agree that late payments by Subtenant to
          ------------
Sublandlord of rent shall cause Sublandlord to incur costs not contemplated by this Sublease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of Basic Monthly Rent or additional rent is not received by Sublandlord within ten (10) days after due, Subtenant shall pay to Sublandlord a late charge equal to five percent (5%) of the late payment. Interest on any amounts payable by Subtenant under this Sublease shall accrue at the rate of twelve percent (12%) per annum from the date delinquent until paid in full. So long as Subtenant pays rent due under this Sublease on a timely basis, Subtenant shall not be responsible for any late charges payable under the Lease as a result of Sublandlord failure to pay rent due under the Lease on a timely basis.

     4.4  Intentionally Omitted.
          ---------------------

  5. Covenant of quiet Enjoyment. Sublandlord represents that the Lease is in
     ---------------------------
full force and effect and that there are no defaults on Sublandlord's part under it as of the Commencement Date. Subject to this Sublease terminating in the event the Lease is terminated, if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant shall have and enjoy throughout the Sublease Term the quiet and undisturbed possession of the subleased Premises. Sublandlord shall have the right to enter the Subleased Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Subleased Premises and for verifying compliance by Subtenant with this Sublease and the Lease and permitting Sublandlord to perform it obligations under this Sublease and the Lease.

  6. Hazardous Substances.
     --------------------

     6.1  Definitions. For the purposes of this Sublease, the following terms
          -----------
have the following meanings:

          a. "Environmental Laws" means any and all laws, statutes, ordinances or regulations pertaining to health, industrial hygiene or the new environment including, without limitation, CERCLA (Comprehensive Environmental Response Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

          b. "Hazardous Substances" means asbestos or any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated under any federal, state or local law, regulation or ordinance.

     6.2  Compliance with Environmental Law. Subtenant shall, in all respects,
          ---------------------------------
handle, treat,
deal with and manage any and all Hazardous Substances in, on, under or about the Subleased Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the Sublease Term, Subtenant shall cause all Hazardous Substances placed on, under or about the Subleased Premises by Subtenant or at Subtenant's direction to be removed and transported for use storage or disposal in accordance and compliance with all applicable environmental Laws.

          6.3  Response to Environmental Claims. Subtenant shall not take any
               --------------------------------
remedial action in response to the presence of any Hazardous Substances in or about the Subleased Premises, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous substances in any way connected with the Subleased premises without first notifying Landlord and Sublandlord of Subtenant's intention to do so and affording landlord and Sublandlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's and Sublandlord's interests with respect thereto.

     7.   Intentionally Omitted.
          ---------------------

     8.   Indemnity. Subtenant shall indemnify, defend (by counsel reasonably
          ---------
acceptable to Sublandlord), protect and hold Sublandlord harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including attorneys' fees) arising out of or relating to (i) the death of or injury to any person or damage to any property on or about the Subleased Premises or (ii) Subtenant's breach or default under this sublease (including, without limitation, Subtenant's breach incorporated herein, the Lease.

     9.   Attorneys' Fees. If there is any legal action or proceeding between
          ---------------
Sublandlord and Subtenant to enforce any provision of this sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the non-prevailing party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if the prevailing party recovers a judgement in any such action, proceeding or appeal, such costs, expenses and attorney's fees shall be determined by the court or arbitration panel handling the proceeding and shall be included in and as a part of the judgement.

     10.  No Encumbrance. Subtenant shall not voluntarily, involuntarily or by
          --------------
operation of law mortgage or otherwise encumber all or any part of Subtenant's interest in the Sublease or the subleased Premises.

     11.  Assignment and Subletting.
          -------------------------

          11.1 Restriction on Assignment and Subletting. Subtenant shall not
               ----------------------------------------
voluntarily, involuntarily or by operation of law assign this sublease or any interest therein and shall not sublet the Subleased Premises or any part thereof, or any right or privilege appurtenant thereto, without first obtaining the written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed. The transfer of more than a fifty percent (50%) partnership interest in

Subtenant, if Subtenant is a partnership, or more than fifty percent (50%) of the stock of Subtenant, if Subtenant is a corporation, shall be deemed to be an assignment for purposes of this Paragraph 11.1.

         11.2  Determining Factors.  In determining whether or not to consent to
               -------------------
a proposed assignment or subletting, Sublandlord may consider the following factors, among others, all of which are deemed reasonable:

               a. whether the proposed use of the Subleased Premises by the proposed sublessee or assignee is consistent with the Permitted Use set forth in Paragraph 1.9;

               b. whether Sublandlord's consent will result in a breach of the Lease in any other lease or agreement to which Sublandlord is a party affecting the Building or Subleased Premises; and

               c. whether Landlord has consented in writing to proposed assignment or subletting, if necessary.

          11.3 Consents. Any attempted assignment or subletting without
               --------
Sublandlord's consent shall be null and void and of no effect. No permitted assignment or subletting of Subtenant's interest in this Sublease shall relieve Subtenant of its obligations to pay the rent or other sum or charge due hereunder and to perform all the other obligations to be performed by Subtenant here under. The acceptance of rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord or any provision of this Sublease or to be a consent to any subletting or assignment. Consent to one sublease or assignment shall not be deemed to constitute consent to any subsequent attempted subletting or assignment.

          11.4 Profit Sharing.
               --------------

               a. Within thirty (30) days following the date received by Subtenant from any assignee or sublessee, Subtenant shall pay to Sublandlord as additional rent, one hundred percent (100%) of the amount by which the rent payable by the assignee or sublessee to Subtenant exceeds the rent payable by Subtenant to Sublandlord under this sublease until the rent paid by Subtenant to Sublandlord equals the amount paid by Sublandlord to Landlord under the Lease and thereafter, fifty percent (50%) of the amount by which the rent payable by the assignee or sublessee to subtenant throughout the Sublease Term exceeds the rent paid by Subtenant to Sublandlord under this Sublease. If Subtenant receives a lump sum payment in connection with an assignment, the amount of the payment shall be allocated between Subtenant and Sublandlord, in the same manner taking into account the total rents payable during the remaining terms of the Lease and Sublease.

               b. Notwithstanding the provisions set forth in subparagraph (a) above, Subtenant shall not be obligated to pay Sublandlord any portion of appreciated rents until Subtenant has recovered any costs it has reasonably incurred in connection with the subletting of the Subleased Premises to any third party broker or for improvements to the Subleased Premises. Any costs to be deducted from appreciated rents shall be submitted to Sublandlord and shall be subject to Sublandlord's reasonable approval.

               c. The profit-sharing provisions set forth in subparagraph (a) above is a freely negotiated agreement between Subtenant and Sublandlord respecting the allocation of appreciated rents. This covenant shall survive the expiration of the Sublease Term.

      12. Alterations.
          -----------

          12.1 Alterations and Improvements by Subtenant. Subtenant shall
               -----------------------------------------
not make any alterations, additions or improvements to the Subleased Premises ("Alterations") without obtaining the prior written consent of Landlord and Sublandlord thereto, which consent shall not be unreasonably withheld or delayed by Landlord or Sublandlord. The term "Alterations" includes any alterations, additions or improvements made by Subtenant to comply with the ADA as required by this Sublease. All Alterations, must be constructed (A) in a good and workmanlike manner using materials of a quality comparable to those on the Subleased Premises, (B) in conformance with all relevant codes, regulations and ordinances and (C) only after necessary permits licenses and approvals have been obtained by Subtenant from appropriate governmental agencies. All Alterations shall be made at Subtenant's sole cost (including all costs relating to the removal of asbestos, if any, in connection with the Alterations) and diligently prosecuted to completion. Any contractor or other person making any Alterations must first be approved in writing by Sublandlord, and Sublandlord may require that all work be performed under Sublandlord's supervision.

          12.2 Disposition on Termination. Upon the expiration of the sublease
               --------------------------
Term or earliler termination of this Sublease Subtenant shall, to the extent required under the Lease, promptly remove any or all of the Alterations designated by Sublandlord to be removed, in which case Subtenant must, at Subtenant's sole cost, repair and restore the Subleased Premises to their condition as of the Commencement Date, reasonable wear and tear excepted.

     13.  Removal of Personal Property. All articles of personal property, and
          ----------------------------
all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant at its expense in the Subleased Premises shall be and remain the property of subtenant and may be removed by Subtenant at any time, provided that Subtenant at its expense, must repair any damage to the Subleased Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of Subtenant's personal property at the expiration of the Sublease Term or sooner termination of this Sublease, in which event the removal shall be done at Subtenant's expense and Subtenant, prior to the end of the Sublease Term or upon sooner termination of this Sublease, shall repair any damage to the Subleased Premises caused by its removal.

     14.  Holding Over. If Subtenant holds over after the expiration date of the
          ------------
Sublease Term or earlier termination of this Sublease, with or without the express or implied consent of Sublandlord, then at the option of Sublandlord, Subtenant shall become and be only a month-to-month tenant at a rent equal to one hundred and fifty percent (150%) of the rent payable by

Subtenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (A) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises upon the expiration of Sublease Term or upon the earlier termination of this Sublease and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any holding over, and (B) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, claims, demands, actions, losses, damages obligations, costs and expenses, including, without limitation, attorneys' fees (including the allocated costs of Sublandlord's in-house attorneys) incurred or suffered by Sublandlord by reason of Subtenant's failure to surrender the Subleased Premises on the expiration of the Sublease Term or earlier termination of this Sublease.

     15.  Liens. Subtenant shall keep the Subleased Premises and the Building
          -----
free from any liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant. If a lien is filed, Subtenant shall discharge the lien or post a bond with ten (10) days after receiving a request from Sublandlord or Landlord to do so. Sublandlord has the right to post and keep posted on the Subleased Premises any notices that may be provided by law or which Sublandlord may deem to be proper for the protection of Sublandlord, the Subleased Premises and the Building from such liens.

     16.  Maintenance and Repairs. At all times during the Sublease Term,
          -----------------------
Subtenant, at its sole cost, shall maintain the Subleased Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair. At the end of the Sublease Term, Subtenant shall surrender the Subleased Premises in as good condition as when received, reasonable wear and tear excepted. Subtenant shall be responsible for all repairs required to be performed by the lessee under the Lease.

     17.  Insurance.
          ----------

          17.1 Coverage. At all times during the Sublease Term, Subtenant shall,
               --------
at its sole cost, procure and maintain the following types and amounts of insurance coverage (but in no event less than the types and amounts of coverage required from time to time under the Lease):

               a. Comprehensive general liability insurance against damages and liability, including attorneys' fees, on account or arising out of injuries to or the death of any person or damage to property in, on or about the Subleased Premises with at least a single combine liability and property damage limit of Two Million Dollars ($2,000,000).

               b. Insurance on all plage or tempered glass in or enclosing the Subleased Premises, for the replacement cost of such glass.

               c. A policy or policies, including the basic form, broad form and special form of coverage ("All Risks") including vandalism and malicious mischief, theft, sprinkler leakage and water damage coverage in an amount equal to the full replacement value, new without deduction for depreciation, of the building comprising the Subleased Premises and all trade fixtures, furniture and equipment in the Subleased Premises, and all alterations, additions and improvements to the Subleased Premises installed by or for Subtenant or provided to Subtenant.

               d. Employer's liability insurance and worker's compensation insurance as required by applicable law.

          17.2 Policies. All insurance required to be carried by Subtenant must
               --------
be in a form reasonably satisfactory to Sublandlord and carried with companies reasonably acceptable to Sublandlord. Subtenant must provide Sublandlord with a certificate of insurance showing Sublandlord as additional insured. The certificate must provide for a thirty (30) day written notice to Sublandlord in the event of a cancellation or material change of coverage.

          17.3 Subrogation. Sublandlord and Subtenant shall each obtain from
               -----------
their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the Sublease Term hereof insuring or covering the Subleased Premises, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

          17.4 Primary Coverage. All insurance to be maintained by Subtenant
               ----------------
shall be primary, without right of contribution from any insurance maintained by Sublandlord.

     18.  Events of Default.  If one or more of the following events ("Event of
          -----------------
Default") occurs, such occurrence constitutes a breach of this Sublease by
Subtenant:

         a. Subtenant abandons or vacates the Subleased Premises without payment of rent; or

         b. Subtenant fails to pay any installment of Rent as when the same become due and payable, and such failure continues for more than ten (10) days after Sublandlord gives written notice thereof to Subtenant; or

         c. Subtenant fails to pay any other sum or charge payable by Subtenant hereunder as and when the same becomes due and payable, and such failure continues for more than thirty (30) days after Sublandlord gives written notice thereof to Subtenant; or

         d. Subtenant fails to perform or observe any other agreement, covenant, condition or provision of this Sublease to be performed or observed by Subtenant as and when performance or observance is due, and such failure continues for more than thirty (30) days after Sublandlord gives written notice thereof to Subtenant, or if the default cannot be cured within said thirty (30) day period and Subtenant fails within said period to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the during of such default; or

         e. Subtenant (i) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction;

(ii) makes an assignment for the benefit of its creditors; (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (iv) takes action for the purpose of any of the foregoing; or

         f. A court or governmental authority of competent jurisdiction, without consent by Subtenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial portion of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law or any jurisdiction, or ordering the dissolution, winding up or liquidation of Subtenant, or if any such petition is filed against Subtenant and such petition is not dismissed within ninety (90) days;

         g. This Sublease or any estate of Subtenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within ninety (90) days; or

         h. An event of default has occurred under the Sublease dated as of even date herewith between Sublandlord and Subtenant, relating to the parking area adjacent to the Subleased Premises.

     19.  Remedies of Sublandlord on Default.
          ----------------------------------

          19.1 Termination of Sublease. In the event of any breach of this
               -----------------------
Sublease by Subtenant, Sublandlord may, at its option, terminate the Sublease and recover from Subtenant:

            a. the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

            b. the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

            c. the worth at the time of award of the amount by which the unpaid rent for the balance of the Sublease Term after the time of award exceeds the amount of such rental loss that subtenant proves could be reasonably avoided; plus

            d. any other amount necessary to compensate Sublandlord for all detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom (specifically including, without limitation, the unamortized portion of any brokerage commissions paid by Sublandlord for this Sublease, brokerage commissions and advertising expenses incurred for a new sublease, expenses of remodelling the Subleased Premises or any portion thereof for a new subtenant, whether for the same or a different use, and any special concessions made to obtain a new subtenant); and

            e. at Sublandlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under the laws and judicial decisions of the state in which the Subleased Premises are located. The term "rent" as used in this Paragraph 19.1 shall be deemed to be and to mean all sums of every nature required to be paid by Subtenant pursuant to the terms of this Sublease, whether to Sublandlord or to others. As used in subparagraphs (a) and
(b) above, the "worth at the time of the award" shall be computed by allowing interest at the maximum annual interest rate allowed by law. As used in subparagraph (c) above, the "worth at the time of the award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If Sublandlord terminates this Sublease or Subtenant's right to possession, Sublandlord shall use reasonable efforts to mitigate Sublandlord's damages, and Subtenant shall be entitled to submit proof of Sublandlord's failure to mitigate as a defense to Sublandlord's claims hereunder, if mitigation of damages by Sublandlord is required by applicable law.

     19.2 Continue Sublease in Effect. Sublandlord shall have the remedy
          ---------------------------
described in California Civil Code Section 1951.4 (a lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Sublandlord does not elect to terminate this Sublease on account of any default, by Subtenant, Sublandlord may, from time to time, without terminating this Sublease, enforce all of its rights and remedies under this Sublease, including the right to recover all rent as it becomes due. If the default continues, Sublandlord may, at any time thereafter, elect to terminate the Sublease. Sublandlord shall not be deemed to have terminated this Sublease or the liability of Subtenant to pay rent or any other amounts due hereunder by any reentry or by any action in unlawful detainer, unless Sublandlord has specifically notified Subtenant in writing that Sublandlord has elected to terminate this Sublease.

     19.5 Other Remedies. Sublandlord shall at all times have the rights and
          --------------
remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraphs 19.1 and 19.2 above, or under any law or other provision of this Sublease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Sublease, or restrain or enjoin a violation or breach of any provision hereof.

     20.  Estoppel Certificates.
          ---------------------

          20.1 Obligation to Provide. Subtenant shall at any time upon not less
               ---------------------
than ten (10) days' prior written notice from Sublandlord execute, acknowledge and deliver to Sublandlord a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord hereunder or of Landlord under the Lease, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Subleased Premises.

          20.2 Failure to Provide. At Sublandlord's option, Subtenant's failure
               ------------------
to deliver a statement within the time required by Paragraph 20.1 above, shall be conclusive upon Subtenant (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublandlord, (ii) that there are no uncured defaults in Sublandlord's performance hereunder or in Landlord's performance under the Lease, and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Sublandlord as a material default by Subtenant under this Sublease.

          20.3 Financial Information. If the Landlord desires to finance,
               ---------------------
refinance, or sell the Subleased Premises, or any part thereof, Subtenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Subtenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Subtenant.

     21.  Real Estate Brokers. Each party warrants to the other that there are
          -------------------
not brokerage commissions or fees payable in connection with this Sublease except to the Brokers identified in paragraph 1.2. Each party further agrees to indemnify and hold the other party harmless, from any cost, liability and expense (including attorneys' fees) which the other party may incur as the result of any breach of this paragraph 21.

     22.  Miscellaneous.
          -------------

          22.1 Notices. All notices or other communications required or
               -------
permitted hereunder must be in writing, and be personally delivered (including by means of professional messenger service) or sent by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth in Paragraph 1.13 or 1.17, as relevant. All notices shall be deemed received on the date sent.

          22.2 Governing Law. This Sublease shall be governed by and construed
               -------------
in accordance with the laws of the state of California applicable to contracts entered into in California between parties residing in California. Subtenant hereby consents to the personal jurisdiction and venue of any California state court located in the County of San Bernardino and United States District Courts for the Southern District of California, and any successor court, and the service or process by any means authorized by such court.

          22.3 Exhibits. All exhibits and any schedules or riders attached to
               --------
this Sublease are incorporated herein by this reference and made a part hereof, and any reference in the body of the Sublease or in the exhibits, schedules or riders to the Sublease shall mean this Sublease, together with all exhibits, schedules riders.

          22.4 Waiver of Trial by Jury. Subtenant hereby waives any and all
               -----------------------
rights it may have under applicable law to trail by jury with respect to any dispute with Sublandlord arising directly or indirectly in connection with this Sublease, the Lease, or the Subleased Premises.

          22.5 Prohibition on Solicitation of Sublandlord's Customers. Subtenant
               ------------------------------------------------------
agrees that prior
to the commencement date Subtenant shall not specifically target and solicit any banking business from any customers of Sublandlord or first Interstate Bank ("FIB") who conducted banking business at the Subleased Premises. As it relates to the above prohibition, Subtenant agrees (i) not to use or advertise the name or address of the Subleased Premises, and (ii) not to use or advertise the trade or service name or marks of WFB, Wells Fargo, Wells Fargo Bank, Wells Fargo & Company, the Wells Fargo stagecoach, the stagecoach, First Interstate Bank, First Interstate, FIB or any combination of the foregoing at the Subleased Premises or within the same market area. Subtenant agrees that in the event that Subtenant breaches the terms of this Paragraph 22.5, Sublandlord shall be entitled to the remedy of self-help, and the right to terminate the Sublease. Sublandlord shall also be entitled to recover attorneys' fees and court costs related to its enforcement of the terms of this Paragraph 22.5.

          22.6 Signs. Subtenant shall have the right, at its sole cost and
               -----
expense, to erect place, replace and maintain upon the subleased Premises or any portion thereof its usual identification and other signs advertising the business of Subtenant within the Subleased Premises. All signs erected by Subtenant shall conform to applicable legal requirements. If Subtenant fails to remove such sign(s) upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may, to the extent required under the Lease, do so at Subtenant's expense, which expense, together with interest thereon at the rate described herein, shall by paid by Subtenant to Sublandlord upon demand.

          22.7 Authority. The persons signing this Sublease on behalf of
               ---------
Sublandlord and Subtenant each represent and warrant that (i) he or she has authority to execute this Sublease and (ii) the execution of this Sublease has been authorized by all necessary corporate action.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

                                  "Sublandlord"

                                  WELLS FARGO BANK, N.A., a national
                                  banking association


                                  By:      /s/
                                     ---------------------------------
                                  Name:_______________________________
                                  Title:______________________________


                                  By:      /s/
                                     ---------------------------------
                                  Name:_______________________________
                                  Title:______________________________


                                  "Subtenant"

                                  BUSINESS BANK OF CALIFORNIA,
                                  a California state banking corporation

                                  By:      /s/
                                     ---------------------------------
                                  Name:_______________________________
                                  Title:______________________________


                                  By:      /s/
                                     ---------------------------------
                                  Name:_______________________________
                                  Title:______________________________

                              CONSENT OF LANDLORD
                              -------------------


     ZOLTAN SCHWARTZ AND ANNA SCHWARTZ, CO-TRUSTEES OF THE SCHWARTZ FAMILY TRUST UNDER TRUST INSTRUMENT DATED NOVEMBER 2, 1992 (collectively, "Landlord"), hereby consent to the foregoing Sublease and represent and warrant to Sublandlord and Subtenant that no other consents to the foregoing Sublease are required, including without limitation, the consent of any lender on the Subleased premises. Capitalized terms not defined in this Consent of Landlord shall have the meaning set forth in the Sublease.

     Landlord agrees that upon Sublandlord's default under the Lease, Landlord shall give Subtenant notice of such default. If Sublandlord does not cure the default within the applicable cure period and Landlord elects to pursue its remedy to terminate the Lease, then so long as Subtenant is not in default under the Sublease, the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant upon and subject to all of the terms, covenants and conditions of the Sublease.


Date: October ___, 1997                 "LANDLORD"

                                             /s/
                                        -------------------------------
                                        ZOLTAN SCHWARTZ, TRUSTEE


                                             /s/
                                        -------------------------------
                                        ANNA SCHWARTZ, TRUSTEEEX10.06